                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 9, 2003

                                      Among

                             RPM INTERNATIONAL INC.

                                       and

                         BANC ONE CAPITAL MARKETS, INC.
                          WACHOVIA CAPITAL MARKETS, LLC
                           J.P. MORGAN SECURITIES INC.
                          FIFTH THIRD SECURITIES, INC.
                          MELLON FINANCIAL MARKETS, LLC
                         U.S. BANCORP PIPER JAFFRAY INC.
                              As Initial Purchasers

--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

         RPM International Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Banc One Capital Markets, Inc., Wachovia Capital Markets, LLC, J.P. Morgan Securities Inc., Fifth Third Securities, Inc., Mellon Financial Markets, LLC and U.S. Bancorp Piper Jaffray Inc. (collectively, the "INITIAL PURCHASERS"), upon the terms and subject to the conditions set forth in a purchase agreement dated December 4, 2003 (the "PURCHASE AGREEMENt"), $200,000,000 aggregate principal amount of its 6.25% Senior Notes due 2013 (the "INITIAL NOTES"). The Initial Notes are to be issued pursuant to an indenture, to be dated as of December 9, 2003 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

         To induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a "HOLDER" and, together, the "HOLDERS") from time to time of the Initial Notes and the Exchange Notes (as hereinafter defined), as follows:

                  In consideration of the foregoing, the parties hereto agree as follows:

                  1.       Definitions.

                  As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "ADDITIONAL INTEREST" shall have the meaning set forth in
         Section 2(d) hereof.

                  "AGREEMENT" shall mean this registration rights agreement.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

                  "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement and shall also include the Company's successors.

                  "EXCHANGE DATE" shall have the meaning set forth in Section 2(a)(ii) hereof.

                  "EXCHANGE NOTES" shall mean debt securities of the Company to be issued under the Indenture of up to an equal outstanding principal amount as and containing terms identical to the Initial Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial Notes or, if no such interest has been paid, from the Issue Date, (ii) the transfer restrictions thereon shall be modified or eliminated, as appropriate, and (iii) provisions relating to an increase in the stated rate of interest thereon shall be eliminated) to be offered to Holders of Registrable Notes in exchange for such Registrable Notes pursuant to the Exchange Offer.

                  "EXCHANGE OFFER" shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION" shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "HOLDER" shall have the meaning set forth in the second paragraph of this Agreement.

                  "HOLDER INFORMATION" with respect to any Holder shall mean information with respect to such Holder required to be included in any Shelf Registration Statement or the related Prospectus pursuant to the 1933 Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder expressly for inclusion therein.

                  "INDENTURE" shall have the meaning set forth in the first paragraph of this Agreement.

                  "INITIAL NOTES" shall have the meaning set forth in the first paragraph of this Agreement.

                  "INTEREST PAYMENT DATE" shall mean June 15 and December 15 of each year, commencing June 15, 2004.

                  "ISSUE DATE" shall mean the date of the original issuance of the Initial Notes.

                  "LOSSES" shall have the meaning set forth in Section 5(d) hereof.

                  "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASD RULES" shall mean the rules and regulations promulgated by the NASD.

                  "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in Section 4(a) hereof.

                  "PERSON" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, or Exchange Notes covered by an Exchange Offer Registration Statement, and other amendments and supplements to such prospectus, including by way of post-effective amendments to the related Registration Statement, and in each case including all material incorporated by reference therein.

                  "REGISTRABLE NOTES" shall mean the Initial Notes; provided, however, that the Initial Notes shall cease to be Registrable Notes upon the earliest to occur of (i) an exchange of the Initial Notes for Exchange Notes upon consummation of the Exchange Offer, (ii) a Registration Statement with respect to such Initial Notes having been declared effective under the 1933 Act and such Initial Notes having been disposed of pursuant to such Registration Statement, (iii) such Initial Notes having been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) such Initial Notes having ceased to be outstanding.

                  "REGISTRATION DEFAULT" shall have the meaning set forth in
         Section 2(d) hereof.

                  "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing of any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause
         (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

                  "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Registrable Notes or the Exchange Notes or pursuant to the provisions of this Agreement (including any Exchange Offer Registration Statement and Shelf Registration Statement) and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "SEC" shall mean the U.S. Securities and Exchange Commission.

                  "SHELF REGISTRATION" shall mean a registration effected pursuant to Section 2(b) hereof.

                  "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2(b) of this Agreement which covers all of the Registrable Notes (but no other securities unless approved by the Holders whose Registrable Notes are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "TIA" shall have the meaning set forth in Section 3(l) of this Agreement.

                  "TRUSTEE" shall have the meaning set forth in the first paragraph of this Agreement and shall also include the Trustee's successors.

                  "UNDERWRITERS" shall have the meaning set forth in the last paragraph of Section 3 hereof.

                  "UNDERWRITTEN OFFERING" shall mean a registration under the 1933 Act in which Registrable Notes are sold to an Underwriter for reoffering to the public.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," or "stated" in any Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the

1934 Act, after the date of such Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

                  2.       Registration Under the 1933 Act.

                  (a) To the extent not prohibited by any applicable law or applicable interpretation of the SEC staff, the Company shall use its reasonable best efforts (i) to file with the SEC on or prior to the 120th calendar day after the Issue Date an Exchange Offer Registration Statement covering the offer by the Company to the Holders to exchange all of the Registrable Notes for Exchange Notes (the "EXCHANGE OFFER"), (ii) to cause such Exchange Offer Registration Statement to be declared effective on or prior to the 180th calendar day after the Issue Date and (iii) to have such Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its reasonable best efforts to have the Exchange Offer consummated on or prior to the 45th calendar day after the Exchange Offer Registration Statement is declared effective by the SEC. The Company shall commence the Exchange Offer by mailing, or causing to be mailed, the Prospectus forming a part of the Exchange Offer Registration Statement and the accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

                  (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered will be accepted for exchange;

                  (ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "EXCHANGE DATE");

                  (iii) that, subject to the limited exceptions set forth herein, any Registrable Notes not tendered in the Exchange Offer will remain outstanding and will continue to accrue interest, but will not retain any rights under this Agreement;

                  (iv) that Holders electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the relevant letters of transmittal and related documents, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the Prospectus forming a part of the Exchange Offer Registration Statement prior to the close of business on the last Exchange Date; and

                  (v) that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the Prospectus forming a part of the Exchange Offer Registration Statement a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Notes exchanged and the principal amount of Registrable Notes subject to the withdrawal notice.

                  Promptly after the last Exchange Date, the Company shall:

                  (i) accept for exchange Registrable Notes or portions thereof validly tendered and not withdrawn pursuant to the Exchange Offer; and

                  (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, Exchange Notes equal in principal amount to the principal amount of the Registrable Notes tendered by such Holder and accepted for exchange pursuant to the Exchange Offer.

                  The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws, rules and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the SEC staff.

                  Each Holder participating in the Exchange Offer shall be required to represent to the Company that (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Registrable Notes or the Exchange Notes within the meaning of the 1933 Act, and (iii) such Holder is not an "affiliate," as defined in Rule 405 of the 1933 Act, of the Company, nor a broker-dealer tendering Registrable Notes acquired directly from the Company or one of its affiliates (as defined in Rule 405 of the 1933 Act). If a Holder participating in the Exchange Offer is a broker-dealer, it will be required to represent that the Registrable Notes were acquired as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such Exchange Notes. Each such Holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph.

                  Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply (to the extent applicable) solely with respect to Registrable Notes, as provided in (and subject to) Sections 2(b)(iii), 2(b)(iv) and 2(b)(v) hereof, and the Company shall have no further obligation to register Initial Notes pursuant to
Section 2(b) hereof.

                  (b) In the event that (i) changes in the law or the applicable interpretations of the SEC staff do not permit the Company to effect the Exchange Offer Registration, (ii) the Exchange Offer is not for any other reason consummated by on or prior to the 225th calendar day (or, if such 225th day is not a Business Day, the first Business Day thereafter) after the Issue Date, or (iii) an Initial Purchaser so requests with respect to the Registrable Notes held by it not eligible to be exchanged for Exchange Notes in the Exchange Offer Registration and held by it following the consummation of the Exchange Offer, (iv) any applicable law or interpretations do not permit any Holder to participate in the Exchange Offer, or (v) any Holder that participates in the Exchange Offer does not receive freely transferable Exchange Notes in exchange for tendered Registrable Notes, the Company shall, at no cost to the Holders of the Registrable

Notes, as promptly as practicable (but in any event within 30 calendar days of the date on which it is determined that any of (i), (ii), (iii), (iv) or (v) shall exist or 255 calendar days after the Issue Date, whichever is earlier), file with the SEC a Shelf Registration Statement (or, if required by applicable law or the interpretations of the SEC staff, additional Shelf Registration Statements) providing for the sale by the Holders of all of the Registrable Notes (in the case of clause (i) or (ii) above) or by the relevant Holders of the Registrable Notes (in the case of clauses (iii), (iv) and (v) above) and use its reasonable best efforts to cause such Shelf Registration Statement(s) to be declared effective by the SEC on or prior to the 90th calendar day after the date on which it is determined that any of clause (i), (ii), (iii), (iv) or (v) of this Section 2(b) exists. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Company shall use its reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Notes and such Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Holders after completion of the Exchange Offer. The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the 1933 Act with respect to the Registrable Notes or such shorter period that will terminate when all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or may be freely sold pursuant to Rule 144(k) under the 1933 Act. The Company further agrees to supplement or amend the Shelf Registration Statement or file additional Shelf Registration Statements if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by the SEC staff or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement(s) to become usable as soon as thereafter practicable. Upon written request, the Company agrees to furnish to such Holders copies of any such supplement or amendment to the Shelf Registration Statement promptly after it is filed with the SEC.

                  (c) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to a Shelf Registration Statement. For purposes of this Agreement, the Company will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to be filed or to become, or to remain, effective during the requisite periods if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly complies with the requirements of Section 3(i) hereof, if applicable.

                  (d)      An Exchange Offer Registration Statement pursuant to
Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Notes pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume. In the event (i) the Exchange Offer Registration Statement is not filed with the SEC on or prior to the 120th calendar day after the Issue Date, (ii) the Exchange Offer Registration Statement has not been declared effective by the SEC on or prior to the 180th calendar day after the Issue Date, (iii) the Exchange Offer has not been consummated on or prior to the 45th calendar day following the date the Exchange Offer Registration Statement is declared effective by the SEC, or (iv) if required under the terms of this Agreement, a Shelf Registration Statement is not filed and declared effective by the SEC within the time periods referred to in Section 2(b) hereof (each of the events described in the above paragraphs (i) through (iv) being referred to as a "REGISTRATION DEFAULT"), the interest rate on the Initial Notes will be increased by 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which the Registration Default is cured. In the event that the Shelf Registration Statement required to be effective pursuant to Section 2(b) hereof
(A) ceases to be effective or becomes unusable for its intended purpose at any time during the period specified by Section 2(b) hereof without being succeeded within 30 calendar days by a Prospectus supplement, if applicable, or a post-effective amendment to the Shelf Registration Statement or a new Shelf Registration Statement that is declared effective by the SEC, or (B) ceases to be effective or usable for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate borne by the Initial Notes also shall be increased by 0.25% per annum, in the case of (A), from and including the 31st calendar day to but excluding the date that a Prospectus supplement, if applicable, or a post-effective amendment to the Shelf Registration Statement or a new Shelf Registration Statement succeeds the original Shelf Registration Statement which is usable by Holders for purposes of resales of their Registrable Notes and, in the case of (B), from and including the 61st day after the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective. The maximum aggregate increase in the interest rate will in no event exceed 0.25%. Any amounts payable under this Section 2(d) shall be deemed "ADDITIONAL INTEREST" for purposes of this Agreement. All calculations pursuant to this Section 2(d) shall be carried out to five decimal places. The Additional Interest due shall be payable on each Interest Payment Date to the record Holder entitled to receive the interest payment to be paid on such Interest Payment Date as set forth in the Indenture. Additional Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. All of the Company's obligations under this Section 2(d) shall survive termination of this Agreement.

                  (e) The Company shall immediately notify the Trustee when an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE").

                  (f) Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to each Holder for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a) and Section 2(b) hereof.

                  3.       Registration Procedures.

                  In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as reasonably expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement (or, if required by applicable law or the interpretations of the SEC staff, additional Registration Statements) on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to (x) keep such Registration Statement effective for the applicable period under this Agreement, (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act and
         (z) to keep each Prospectus current during the period described under
         Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

                  (c) in the case of a Shelf Registration, (x) notify the Holders of Registrable Notes, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (y) furnish to each Holder of Registrable Notes, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Notes, if any, and each such Underwriter's counsel, without charge, as many copies of each Prospectus, including each preliminary Prospectus, if any, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Notes; and (z) consent to the use of any Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes and any such Underwriters in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                  (d) use its reasonable best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the NASD and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
         Section 3(d), (ii) file any general consent to service of process or
         (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction if it is not otherwise so subject;

                  (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes, if requested by any such Holder, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for material additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification (or exemption from qualification) of the Registrable Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus, in light of circumstances under which they were made) not misleading and (vi) of any determination by the Company that a post-effective amendment to a Shelf Registration Statement would be appropriate;

                  (f) make every reasonable effort to obtain (i) the withdrawal of any order suspending the effectiveness of a Registration Statement and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes, as the case may be, for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

                  (g) in the case of a Shelf Registration, upon written request, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

                  (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Notes;

                  (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) or 3(e)(vi) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                  (j) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel shall reasonably object;

                  (k) obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, and cause to be authenticated and delivered to the Trustee global certificates for such Exchange Notes or Registrable Notes, in a form eligible for deposit with The Depository Trust Company, by the date the Exchange Offer is consummated or the effective date of the initial Shelf Registration Statement, whichever is earlier;

                  (l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

                  (m) in the case of a Shelf Registration, upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel make available for inspection by a representative of the Holders of the Registrable Notes, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the 1933 Act;

                  (n) use its reasonable best efforts to cause the Exchange Notes and Registrable Notes, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

                  (o) if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such filing;

                  (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Notes being sold pursuant to such Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Notes including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Notes with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference therein, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority in principal amount of Registrable Notes being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Underwriter of Registrable Notes, and use its best efforts to have such letter addressed to the selling Holders, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided, that if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 5 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 5 hereof;

                  (q) in the event that any broker-dealer shall underwrite any Registrable Notes or participate as a member of an underwriting syndicate or selling group or "assist in the public distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Registrable Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the NASD Rules, including, without limitation, by:

                  (i) if the NASD Rules shall so require, engaging a "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the price of such Registrable Notes;

                  (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Holders provided in Section 5 hereof; and

                  (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

                  The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders an earning statement satisfying the provisions of
Section 11(a) of the Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the 1933 Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which such statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company, or such shorter period as required under the 1933 Act or 1934 Act and the rules and regulations promulgated thereunder.

                  In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing for inclusion in such Shelf Registration Statement. The Company may exclude from such Shelf Registration Statement the Registrable Notes of any Holder who fails to furnish such information within a reasonable time after receiving such request.

                  In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice, provided that the foregoing shall not prevent the sale, transfer or other disposition of Registrable Notes by a Holder in a transaction which is exempt from, or not subject to, the registration requirements of the 1933 Act, so long as such Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this paragraph shall not prevent the occurrence of an Event Date or otherwise limit the obligations of the Company to pay Additional Interest. If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

                  The Holders of Registrable Notes covered by a Shelf Registration Statement who desire to do so may sell such Registrable Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the "UNDERWRITERS") that will administer the offering will be selected by the Majority Holders of the Registrable Notes included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld).

                  4.       Participation of Broker-Dealers in Exchange Offer.

                  (a) The SEC staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Initial Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a "PARTICIPATING BROKER-DEALER"), may be deemed to be an "underwriter" within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

                  The Company understands that it is the SEC staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

                  (b) In light of Section 4(a) hereof, notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the SEC staff recited in Section 4(a) hereof; provided that:

                  (i) the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i) hereof, for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 hereof) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4;

                  (ii) the application of the Shelf Registration procedures set forth in Section 3 hereof to an Exchange Offer Registration, to the extent not required by the positions of the SEC staff or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the Shelf Registration procedures set forth in Section 3 hereof to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with the Initial Purchasers representing the Participating Broker-Dealers, unless the Initial Purchasers elect not to act as such representatives, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act, and
         (z) to cause to be delivered only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

                  (c) None of the Initial Purchasers shall have any liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

                  5.       Indemnification and Contribution.

                  (a) The Company will indemnify and hold harmless each Holder (including, if applicable, the Initial Purchasers, Participating Broker-Dealers and each underwriter who participates in an offering of Registrable Notes) and each Person who controls such Holder within the meaning of either the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, (i) that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon Holder Information (including, if applicable, Holder Information furnished by the Initial Purchasers, Participating Broker-Dealers and each underwriter who participates in an offering of Registrable Notes), (ii) that with respect to any untrue statement or omission of material fact made in any Shelf Registration Statement, or in any Prospectus, the indemnity agreement contained in this
Section 5(a) shall not inure to the benefit of the Holder or any person who controls the Holder within the meaning of either the 1933 Act or the 1934 Act from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of the Holders occurs under the circumstance where it shall have been established that (w) the Company had previously furnished copies of the Prospectus, and any amendments and supplements thereto, to the Holder, (x) delivery of the Prospectus, and any amendment or supplements thereto, was required by the 1933 Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Prospectus was corrected in amendments or supplements thereto, and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of such amendments or supplements to the Prospectus, and
(iii) except as otherwise provided in Section 5(c), the Company will not be liable for any such loss, claim, damage or liability in connection with any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if that settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                  (b) Each Holder (including, if applicable, the Initial Purchasers, Participating Broker-Dealers and each underwriter who participates in an offering of Registrable Notes), severally and not jointly, agrees to indemnify and hold harmless the Company and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to the Holders and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action, but only with reference to Holder Information supplied by such Holder. This indemnity agreement will be in addition to any liability that such Holder may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including any governmental investigation), such indemnified party will, if a claim for indemnification in respect thereof is to be made against the indemnifying party under Section 5(a) or 5(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 5(a) or 5(b) hereof to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein (jointly with any other indemnifying party similarly notified), and to the extent that it may elect, by written notice, delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to any local counsel), approved by the Holders in the case of paragraph (a) of this
Section 5, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice or commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected by the indemnified party without its consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of such request for reimbursement and (ii) such indemnifying party shall not have reimbursed the indemnified person in accordance with such request prior to the date of any settlement.

                  (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party (severally and not jointly) agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "LOSSES") to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Initial Notes, on the one hand, and a Holder with respect to the sale by such Holder of Registrable Notes pursuant to the Registration Statement which resulted in such Losses, on the other hand; provided, however, that in no case shall an indemnifying party under Section 5(b) hereof who is a Holder and who is also a Initial Purchaser be required to contribute any amount in excess of the total price at which the Initial Notes were sold by it in accordance with the Purchase Agreement, nor shall any indemnifying party who is a Holder and who is also an Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Registrable Notes purchased by such Underwriter under the Registration Statement which resulted in such Losses, nor shall any other indemnifying party that is a Holder be responsible for any amount in excess of the total price at which the Registrable Notes are sold by such Holder to a purchaser under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative benefits received by the Company on the one hand and a Holder on the other hand with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Initial Notes (before deducting expenses) received by or on behalf of the Company as set forth in the Offering Memorandum, on the one hand, and the total proceeds received by such Holder with respect to its sale of the Initial Notes or Exchange Notes, on the other hand, bear to the total gross proceeds from the sale of the Initial notes or Exchange Notes. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(d), each person who controls such Holder within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) The provisions of this Section 5 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, any underwriter or the

Company or any of the officers, directors or controlling persons referred to in
Section 5 hereof, and will survive the sale by a Holder of Registrable Notes covered by a Shelf Registration Statement.

                  6.       Miscellaneous.

                  (a) Rules 144 and 144A. The Company covenants that it shall use its reasonable best efforts to file the reports required to be filed by it under the 1933 Act and the 1934 Act in a timely manner so long as the Registrable Notes remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Registrable Notes remain outstanding, it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the written request of any Holder of Registrable Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (b) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by any Holder to comply with, or breach by any Holder of, any of the obligations of such Holder under this Agreement.

                  (f) Purchases and Sales of Initial Notes. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) to not, purchase and then resell or otherwise transfer any Initial Notes prior to the consummation of the Exchange Offer or a Shelf Registration Statement being declared effective.

                  (g) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (h) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Notes is required hereunder, Registrable Notes held by the Company or its affiliates, as defined in Rule 405 under the 1933 Act (other than subsequent Holders of Registrable Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Notes), shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  (l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Trustee. The Trustee shall take action as may be reasonably requested by the Company in connection with the Company satisfying its obligations arising under this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            RPM INTERNATIONAL INC.

                                            By:       /s/ P. Kelly Tompkins
                                                  ------------------------------
                                                  Name:  P. Kelly Tompkins
                                                  Title: Senior Vice President,
                                                         General Counsel and
                                                         Secretary

Confirmed and accepted as of
  the date first above written:

BANC ONE CAPITAL MARKETS, INC.
WACHOVIA CAPITAL MARKETS, LLC

As Representatives of the several Initial Purchasers

By:      BANC ONE CAPITAL MARKETS, INC.

         By:          /s/ Steven F. Greene
             ------------------------------------
             Name: Steven F. Greene
             Title: Director

By:      WACHOVIA CAPITAL MARKETS, LLC

         By:          /s/ Steven J. Taylor
             -------------------------------------
             Name: Steven J. Taylor
             Title: Director